Exhibit 10.5

AMENDMENT NO. 2 TO AGREEMENT

This Second Amendment to Agreement (“Second Amendment”) made this 10th day of January, 2012 hereby amends that certain Agreement entered into on the 21st day of March, 2010 (the “Agreement”), by and among Moving Box Entertainment, LLC, a North Carolina limited liability company (“MBE”); Garrett, LLC, a Kentucky limited liability company, Ian McKinnon, and Brad Miller (Garrett, LLC, Ian McKinnon, and Brad Miller are hereinafter collectively referred to as “Investors”), Andreas Wilckin, Jr. (“Wilcken”), Moving Box, Inc., a Delaware corporation (“Moving Box”) and Uptone Pictures, Inc. a North Carolina corporation (“UP”) [MBE, Investors, Wilckin, Moving Box and UP collectively referred to in this Agreement as the “Parties”].

Recitals

WHEREAS, the Parties entered into that certain Agreement, as amended by that certain Amendment To Agreement dated May 17, 2011, pursuant to which the parties set forth certain rights in connection with the production of the movie entitled “A Box for Rob; and

WHEREAS, the parties desire to remove Moving Box as a Party to the Agreement, as amended;

NOW, THEREFORE, in consideration of the foregoing, and of the mutual representations, warranties, covenants, and agreements herein contained, the parties hereto agree as follows:

Agreement

Section 1. Defined Terms. Unless otherwise indicated herein, all terms which are capitalized but are not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

Section 2. Removal of Moving Box as a Party to Agreement.  At the Effective Date the Parties hereto agree to remove Moving Box as a party to the Agreement.

Section 3. Release.  The Parties each together with its heirs, executors, administrators, and assigns hereby fully, forever, irrevocably and unconditionally releases, remises and discharges Moving Box and affiliates and each of their current or former officers, directors, stockholders, attorneys, agents, or employees (collectively, the "Moving Box Released Parties") from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities and expenses (including attorneys' fees and costs), of every kind and nature, known or unknown, which he ever had or now has against Moving Box or the Moving Box Released Parties including, but not limited to, all claims arising out of the Agreement, as amended, all common law claims including, but not limited to, actions in tort, defamation, breach of contract and any claims under any other federal, state or local statutes or ordinances not expressly referenced above.

Section 4. Ratifications; Inconsistent Provisions. Except as otherwise expressly provided herein, the Agreement, is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Effective Date, all references in the Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Agreement shall mean the Agreement as amended by this Second Amendment.  Notwithstanding the foregoing to the contrary, to the extent that there is any inconsistency between the provisions of the Agreement and this Second Amendment, the provisions of this Second Amendment shall control and be binding.

Section 5. Counterparts. This Second Amendment may be executed in any number of counterparts, all of which will constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.  Facsimile or other electronic transmission of any signed original document shall be deemed the same as delivery of an original.

(Signature page follows)

IN WITNESS WHEREOF, the Parties have caused this Second Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.
MOVING BOX ENTERTAINMENT, LLC

By:	/s/ Andreas Wilcken
Name:	Andreas Wilcken, Jr.
Title:	Manager

MOVING BOX, INC.

By:	/s/ Andreas Wilcken
Name:	Andreas Wilcken, Jr.
Title:	President

UPTONE PICTURES, INC.
By:	/s/ Michael Davis
Name:	Michael Davis
Title:	President
By:	/s/ Andreas Wilcken
Name:	Andreas Wilcken, Jr. (Individually)

INVESTORS GARRETT, LLC
By:	/s/ Cory Heitz
Name:	Cory Heitz

By:	/s/ Ian McKinnon
Name:	Ian McKinnon

By:	/s/ Brad Miller
Name:	Brad Miller

[Signature Page to the Second Amendment]